EXHIBIT 5

               OPINION AND CONSENT OF PAMELA C. MCGUIRE

              [The Pepsi Bottling Group, Inc. Letterhead]

                             May 26, 1999


The Board of Directors
The Pepsi Bottling Group, Inc.
One Pepsi Way
Somers, New York  10589


Dear Ladies and Gentlemen:

     I have acted as general counsel to The Pepsi Bottling Group, Inc., a Delaware corporation (the "Company'), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of $20,731,921.58 of deferred compensation obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the PBG Executive Income Deferral Program (the "Plan").

     I, or other attorneys employed by the Company, have reviewed such corporate records, other documents and such questions of law and fact as we have considered necessary or appropriate for the purposes of this opinion.

     Based on such review, I am of the opinion that the deferred compensation obligations registered pursuant to the Registration Statement to which this opinion is an exhibit, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditor's rights or by general equity principles.

     I consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

     This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                              Very truly yours,

                              /s/ Pamela C. McGuire
                                  Pamela C. McGuire, Esq.